                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               INSO CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                         [LOGO OF INSO CORPORATION(R)]

April 28, 2000

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Inso Corporation, a Delaware corporation (the "Company"), to be held at eBusiness Technologies, 299 Promenade Street, Providence, Rhode Island at 9:00 a.m. on Thursday, June 1, 2000.

  At the Annual Meeting, stockholders will be asked to elect two Class I directors, to consider and vote upon proposals to approve amendments to the Company's 1996 Non-employee Director Plan and the Company's 1993 Stock Purchase Plan, and to ratify the selection of Ernst & Young LLP as Inso's independent auditors.

  It is important that your shares be represented at the Annual Meeting whether or not you are able to attend personally. Please make sure your views are considered by completing, signing and returning the enclosed proxy card promptly.

                                          Sincerely,

                                          /s/ James Ringrose
                                          James Ringrose
                                          Chief Executive Officer

                   Notice of Annual Meeting of Stockholders
                                 June 1, 2000

  Notice is hereby given that the Annual Meeting of Stockholders of Inso Corporation, a Delaware corporation (the "Company"), will be held at eBusiness Technologies, 299 Promenade Street, Providence, Rhode Island at 9:00 a.m. on Thursday, June 1, 2000, to consider and act on the following matters:

  1. Election of two Class I directors to serve until the Company's annual meeting of stockholders to be held in 2003 and until their successors are elected and qualified;

  2. Approval of an amendment to the Company's 1993 Stock Purchase Plan (the "1993 Purchase Plan") that would increase the number of shares of the Company's common stock, par value $.01 per share ("Common Stock"), which are authorized to be issued by the Company under the 1993 Purchase Plan from 450,000 to 700,000;

  3. Approval of and ratification of amendments to the Company's 1996 Non-employee Director Plan that would (i) eliminate the annual grant of 1,000 shares of Common Stock; (ii) reduce the initial option grant to new directors to 7,500, but to have such initial grant vest immediately, (iii) increase the number of options to be granted annually to non-employee directors to 7,500 and to have such options vest immediately, and (iv) set the date of January 27 as the date upon which such annual option grant will be made;

  4. Ratification of the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending January 31, 2001; and

  5. Any other matter that may properly come before the meeting or any postponement or adjournment thereof.

  Stockholders of record at the close of business on April 14, 2000, will be entitled to vote at the Annual Meeting of Stockholders and any postponement or adjournment thereof.

                                          By Order of the Board of Directors,
                                          /s/ Jonathan P. Levitt
                                          Jonathan P. Levitt
                                          Secretary

                                          April 28, 2000

                                   IMPORTANT

  Whether or not you plan to attend the meeting in person, you are urged to complete, date and sign the enclosed proxy card and return it promptly in the enclosed reply envelope. This will assure representation of your shares and a quorum for the transaction of business at the meeting. If you attend the meeting, you may, of course, vote your shares in person even though you have sent in your proxy.

                                PROXY STATEMENT
                                      for
                        ANNUAL MEETING OF STOCKHOLDERS
                            to be held June 1, 2000

                              GENERAL INFORMATION

Solicitation and Revocation of Proxies

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Inso Corporation, a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at eBusiness Technologies, 299 Promenade Street, Providence, Rhode Island at 9:00 a.m. on Thursday, June 1, 2000, and at any postponement or adjournment thereof (the "Meeting"). The solicitation of proxies by mail may be followed by personal solicitation of certain stockholders by officers or employees of the Company. Any proxy given pursuant to this solicitation may be revoked in writing (including by delivery of a later dated proxy) or in person by notifying the Secretary of the meeting, in writing, at any time prior to the voting of the proxy. This Proxy Statement and the accompanying proxy card are being mailed on or about April 28, 2000, to stockholders of record as of the close of business on April 14, 2000 (the "Record Date").

  At the Meeting, the stockholders of the Company will vote (i) to elect two Class I directors to serve until the Company's annual meeting of stockholders to be held in 2003 and until their successors are duly elected and qualified,
(ii) to approve an amendment to the Company's 1993 Stock Purchase Plan (the "1993 Purchase Plan") that would increase the number of shares of the Company's common stock, par value $.01 per share ("Common Stock"), which are authorized to be issued by the Company under the 1993 Purchase Plan from 450,000 to 700,000, (iii) to approve and ratify amendments to the Company's 1996 Non-employee Director Plan (the "1996 Director Plan") that would (a) eliminate the annual grant of 1,000 shares of Common Stock; (b) reduce the initial option grant to new directors to 7,500, but to have such initial grant vest immediately, (c) increase the number of options to be granted annually to non-employee directors to 7,500 and to have such options vest immediately, and
(d) set the date of January 27 as the date upon which such annual option grant will be made, (iv) to ratify the Board's selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending January 31, 2001, and (v) to transact such other business as may properly come before the Meeting, as set forth in the preceding Notice of Meeting.

  If any other business is properly presented for action by the stockholders of the Company at the Meeting, shares represented by proxies received by the Board will be voted in accordance with the judgment of the persons named in the proxy. If the enclosed proxy card is properly executed and returned to the Company, all shares represented thereby will be voted as indicated therein. If a proxy is returned without instructions it will be voted FOR the two nominees named herein, FOR the proposal to approve the amendment to the 1993 Purchase Plan, FOR the proposal to approve and ratify the amendments to the 1996 Director Plan, and FOR the ratification of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending January 31, 2001.

  The address of the Company's principal executive offices is 31 St. James Avenue, Boston, Massachusetts 02116-4101, USA, and the Company's telephone number is (617) 753-6500.

Voting Securities

  On the Record Date, there were 16,609,048 outstanding shares of Common Stock, which is the only class of stock outstanding and therefore entitled to vote at the Meeting. The holders of such shares will be entitled to cast one vote for each share held of record as of the Record Date. On the Record Date, the closing sales price of the Common Stock on the Nasdaq National Market was $4.00 per share.

  The presence of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock held by those present in person or represented by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

  The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote is required to approve the amendment to the 1993 Purchase Plan, approve and ratify the amendments to the 1996 Director Plan, and ratify the selection of Ernst & Young LLP as the Company's independent auditors.

  Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter.

  Abstentions will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the number of shares that are present, or represented, and entitled to vote with respect to any particular matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention with respect to a matter requiring the vote of a certain percentage of the shares held by those present, or represented by proxy, and entitled to vote has the same effect as a vote against such matter. Broker non-votes will not be considered as present and entitled to vote with respect to such matter and will thus have no effect on the voting on such matter.

Other Matters

  The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as shown above. However, if any such other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxies in respect of any such business in accordance with their best judgement. Proxies solicited by the Board of Directors confer discretionary authority to vote on any matter to come before the Annual Meeting with respect to which the Company did not receive notice prior to March 14, 2000.

  The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. Such assistance may take the form of personal, telephonic or written solicitation or any combination thereof. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

                              SECURITY OWNERSHIP

Five Percent Beneficial Owners

  The following table sets forth information relating to the beneficial ownership of Common Stock by each person known by the Company to own beneficially more than 5% of the Company's Common Stock as of the Record Date:

                                         Amount and Nature of     Percent of
Name and Address of Beneficial Owner    Beneficial Ownership(1) Common Stock(2)
------------------------------------    ----------------------- ---------------
Farhad Fred Ebrahimi...................        1,143,900(3)          6.88%
 475 Circle Drive
 Denver, CO 80206
Dawson Giammalva Capital Management....        1,548,900             9.33%
 354 Pequot Ave.
 Southport, CT 06490
Dimensional Fund Advisors Inc..........          848,700(4)          5.11%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401

--------
(1) Unless otherwise noted, the nature of beneficial ownership is sole voting and investment power. The information herein is based on reports of beneficial ownership on Schedules 13D and 13G delivered to the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(2) Percentage based upon 16,609,048 shares of the common stock of the Company outstanding as of April 5, 2000.

(3) Shared power to vote and dispose as to 1,143,900 shares for all members of the Ebrahimi family. The members of the Ebrahimi family have dispositive power over the total number of shares as follows: Farhad Fred Ebrahimi has shared dispositive power with Farhad Alexander Ebrahimi over 155,000 shares; shared dispositive power with Mary Wilkie Ebrahimi over 808,900 shares; and shared dispositive power with Farah Alexandra Ebrahimi over 180,000 shares. Mary Wilkie Ebrahimi has shared dispositive power with Farad Fred Ebrahimi over 808,900 shares. Farad Alexander Ebrahimi has shared dispositive power with Farad Fred Ebrahimi over 155,000 shares. Farah Alexandra Ebrahimi has shared dispositive power with Farad Fred Ebrahimi over 180,000 shares.

(4) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are owned by the Funds. All securities reported in this table are owned by the Funds. Dimensional has disclaimed beneficial ownership of such securities.

Management's Stock Ownership

  The following table sets forth information relating to the beneficial ownership of Common Stock, as of the Record Date, by (i) each director of the Company, (ii) the Named Executive Officers (as defined under "Executive Compensation" below), and (iii) the directors and executive officers of the Company as a group.

                                              Amount of          Percent of
Name of Beneficial Owner               Beneficial Ownership(1) Common Stock(2)
------------------------               ----------------------- ---------------
Joseph A. Baute.......................          54,750                *
Samuel H. Fuller......................          35,250                *
Stephen O. Jaeger.....................          87,083                *
Joanna T. Lau.........................          48,250                *
Kirby A. Mansfield(3).................         179,700                *
Edward Terino.........................          16,200                *
Steven R. Vana-Paxhia(4)..............         183,525                *
William J. Wisneski...................          56,250                *
Paul Anderson(5)......................           4,826                *
Jonathan P. Levitt....................           7,917                *
Scott D. Norder.......................          80,933                *
James Ringrose........................          23,334                *
All directors and executive officers
 as a group (15 persons)..............         962,371              5.79%

--------
(*)  Less than 1%.

(1) Includes shares over which the directors, the Named Executive Officers and all directors and executive officers as a group are deemed to beneficially own by reason of options granted to them which will be exercisable within 60 days of the Record Date, as follows: Joseph A. Baute--46,250; Samuel H. Fuller-- 31,250; Stephen O. Jaeger--77,083; Joanna T. Lau--46,250; Kirby A. Mansfield--167,479; Edward Terino--5,000; Steven R. Vana-Paxhia--165,525; William J. Wisneski--46,250; Paul Anderson--0; Jonathan P. Levitt--7,917; Scott D. Norder--75,584; and James Ringrose--23,334; and all directors and executive officers as a group--848,339.

(2) Percentage based upon 16,609,048 shares of the Common Stock outstanding as of April 5, 2000.

(3) Mr. Mansfield resigned as President, Chief Operating Officer and director of the Company as of April 11, 2000.

(4) Mr. Vana-Paxhia resigned as President, Chief Executive Officer and director of the Company as of March 25, 1999. The information included is based upon representations made by Mr. Vana-Paxhia on March 24, 2000.

(5) Mr. Anderson resigned as President, Product Data Management Division of the Company as of January 5, 2000. The information included is based upon representations made by Mr. Anderson on March 31, 2000.

Election of Directors

  The Company has a classified Board of Directors currently consisting of three Class I directors, one Class II director and two Class III directors. The Class I, Class II and Class III directors are elected to serve until the annual meetings of stockholders to be held in 2003, 2001 and 2002, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

  The persons named in the enclosed proxy will vote to elect as directors Samuel H. Fuller and Edward Terino, the two Class I director nominees named below, unless the proxy is marked otherwise. Dr. Fuller and Mr. Terino are currently directors of the Company. Mr. Terino was duly elected by the Board of Directors on

September 15, 1999 to serve as a Class I director until the Meeting. The Class I directors formerly included Messrs. Shepard and Stata. Mr. Shepard resigned as a Class I director of the Company as of September 15, 1999. Mr. Stata resigned as a Class I director of the Company as of January 31, 2000. Mr. Wisneski will not stand for re-election at the Meeting. Pursuant to the Company's Corporate Governance Guidelines and Procedures, which were adopted by the Board of Directors during 1999, Mr. Baute, who is 72, will retire at the Meeting.

  Each Class I director will be elected to hold office until the Annual Meeting of Stockholders to be held in 2003 and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by the Board of Directors, unless the Board of Directors acts to reduce the number of directors.

  On December 2, 1999, Dr. John Guttag resigned from the Board of Directors, and Kirby A. Mansfield was duly elected by the Board of Directors on that date to serve as a Class II director until the Annual Meeting of Stockholders to be held in 2001. Mr. Mansfield resigned as a director of the Company on April 11, 2000.

  For each member of the Board of Directors, including those who are nominees for election as Class I directors, there follows information given by each concerning his or her principal occupation and business experience for the past five years, the names of other publicly-held companies of which he or she serves as a director, his or her age and length of service as a director of the Company.

 Nominees for Election as
 Class I Directors
 (Terms Expiring at the Annual
 Meeting to be held in 2003)   Age             Principal Occupation
-------------------------------------------------------------------------------

 Samuel H. Fuller............   53 Dr. Fuller has been a director of the
                                   Company since May 1996. Dr. Fuller is
                                   currently Vice President, Research and
                                   Development, Analog Devices, Inc. Prior to
                                   joining Analog Devices, Inc. in February
                                   1998, Dr. Fuller served as Vice President,
                                   Corporate Technology Strategy and Chief
                                   Scientist for Digital Equipment Corporation.
                                   Dr. Fuller has held various other positions
                                   with Digital Equipment Corporation since
                                   1978, and served as its Vice President of
                                   Research from 1983 to January, 1996. Dr.
                                   Fuller is also a director of the Corporation
                                   for National Research Initiatives.

 Edward Terino...............   46 Mr. Terino has been a director of the
                                   Company since September 1999. Mr. Terino has
                                   been the Chief Financial Officer at Applix,
                                   Inc. since April 1999. Prior to joining
                                   Applix, Inc., Mr. Terino served as Chief
                                   Financial Officer for Celerity Solutions
                                   from November 1996 through March 1999. From
                                   July 1995 through November 1996, Mr. Terino
                                   served as Vice President, Finance Planning
                                   and Operations for the Educational
                                   Publishing Division of Houghton Mifflin
                                   Company.

  Incumbent Class II Director
 (Term Expiring at the Annual
  Meeting to be held in 2001)  Age             Principal Occupation
-------------------------------------------------------------------------------

 Stephen O. Jaeger...........   55 Mr. Jaeger served as Chief Executive Officer
                                   of the Company from the end of March 1999 to
                                   April 11, 2000, and has been a director of
                                   the Company since its inception in November
                                   1993. In mid-March 1999, Mr. Jaeger was
                                   elected Chairman of the Board of Directors
                                   and continues to serve in that capacity.
                                   After serving as an independent consultant,
                                   Mr. Jaeger joined privately-held PharmaCom
                                   Group, Inc. in February 1999 as a principal,
                                   director and officer. From December 1997 to
                                   October 1998, Mr. Jaeger was Executive Vice
                                   President and Chief Financial Officer and a
                                   director at Clinical Communications Group,
                                   Inc. From March 1995 until September 1997,
                                   Mr. Jaeger served as Vice President and
                                   Chief Financial Officer and Treasurer of The
                                   Perkin-Elmer Corporation. Mr. Jaeger was
                                   Chief Financial Officer of Houghton Mifflin
                                   from 1988 until March 1995. Mr. Jaeger is
                                   also a director of Strategic Diagnostics,
                                   Inc.

 Incumbent Class III Directors
 (Terms Expiring at the Annual
  Meeting to be held in 2002)
-------------------------------------------------------------------------------

 Joseph A. Baute.............   72 Mr. Baute has served as a director of the
                                   Company since its inception in November,
                                   1993. Mr. Baute has been a principal in
                                   Baute & Baute, a consulting firm for family
                                   businesses, since 1993. Mr. Baute has been a
                                   consultant for Markem Corporation, which
                                   provides systems, supplies, and services to
                                   mark customers' products, since 1994. Mr.
                                   Baute had been Chairman and Chief Executive
                                   of Markem Corporation from 1979 until his
                                   retirement in June 1993. Mr. Baute is also a
                                   director of Houghton Mifflin, The Thermo
                                   Spectra, and Metrika Systems Corporation.

 Joanna T. Lau...............   41 Ms. Lau has been a director of the Company
                                   since March 8, 1994. Ms. Lau has been
                                   President and Chairman of the Board of Lau
                                   Technologies, Inc., which provides
                                   manufacturing services for electronic
                                   systems and produces digitized imaging
                                   identification systems, since March 1990.
                                   Ms. Lau held various management positions
                                   with Digital Equipment Corporation and
                                   General Electric Company from 1981 until
                                   1990.

  The Board of Directors met 14 times during the fiscal year ended January 31, 2000. In 1999, the Board of Directors adopted the Inso Corporation Corporate Governance Guidelines and Procedures. These guidelines and procedures mandate the rules governing Board composition and selection, roles, independence, relationship with management, mandatory retirement at age 72, term of service and annual review.

Committees of the Board of Directors

  The Board of Directors currently has two standing committees: the Compensation Committee and the Audit Committee. During the fiscal year ended January 31, 2000, the Board of Directors dissolved the Governance and Technology and Strategy Committees, and the duties of those committees were subsumed by the full Board of Directors. Prior to dissolution, the Governance Committee, which served to nominate directors and evaluate the effectiveness of the Board, met five times, and the Technology and Strategy Committee, which served to advise the Board on issues and trends in the software industry, met once, during fiscal 2000.

 The Compensation Committee

  The duties of the Compensation Committee are to oversee the compensation and benefit programs and policies for the Company, to make recommendations to the Board of Directors regarding the granting of stock options and other equity incentive compensation and to determine the compensation of the directors and executive officers of the Company. The Compensation Committee met seven times during the fiscal year ended January 31, 2000. The members of the Compensation Committee are Mr. Baute, Chairman, and Mr. Terino.

 The Audit Committee

  The duty of the Audit Committee, which is composed entirely of independent directors, is to review the integrity of the Company's financial statements, including quarterly financial statements. The Company's accounting staff and its independent auditors have direct access to the Audit Committee. The Audit Committee also reviews the qualifications of the Company's independent auditors and makes recommendations to the Board of Directors regarding the selection of the independent auditors, the scope of their audit and other services and their fees. The Audit Committee is empowered to investigate any matter concerning the integrity of reported facts, figures, ethical conduct and appropriate disclosure. The Audit Committee met eleven times during the fiscal year ended January 31, 2000. The current members of the Audit Committee are Mr. Terino, Chairman, Dr. Fuller, Mr. Wisneski and Ms. Lau. Mr. Jaeger served as Chairman of the Audit Committee until March 25, 1999, and served as acting Chairman of the Audit Committee until Mr. Terino's appointment as Chairman on December 31, 1999. The Audit Committee adopted a charter in April 2000. The charter sets out in detail the roles and responsibilities of the Audit Committee, and requires that the charter be reviewed and reassessed annually by the Committee and submitted annually to the Board of Directors for approval.

Directors' Compensation

  Currently, directors are compensated as follows: Each director who is not an employee of the Company receives $2,500 per quarter for Board of Directors and committee meetings held during such quarter, up to a maximum of $10,000 per year (subject to adjustment by the Board of Directors in the event that the number of meetings in any year is extraordinary). Each director who is not an employee of the Company also receives 1,000 shares of Common Stock on an annual basis. Non-employee directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees on which they serve. In addition, each non-employee director received options to purchase 20,000 shares of Common Stock at the time of the initial public offering of the Common Stock or, if not a director at the time of the initial public offering, upon the commencement of his or her service as a director, and each such director receives options to purchase an additional 5,000 shares of Common Stock on an annual basis thereafter.

  At the Meeting, the stockholders will be asked to consider and vote on proposals to approve amendments to the 1996 Director Plan, which amendments will, if approved, significantly modify director compensation (see "Amendment of the 1996 Non-employee Director Plan" below).

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Based on its review of the copies of such filings during the fiscal year ended January 31, 2000, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in fiscal 2000 with the following exceptions: Mr. JP Barger, Mr. Joseph Baute, Dr. Samuel Fuller, Dr. John Guttag, Mr. Stephen O. Jaeger, Ms. Joanna T. Lau, Mr. Ray Shepard, Mr. Ray Stata and Mr. William Wisneski, each a non-employee director of the Company during the fiscal year ended January 31, 1999, did not file a timely Annual Statement of Changes in Beneficial Ownership of Securities on Form 5 with respect to the acquisition of 1,000 shares of Common Stock pursuant to the 1996 Non-employee Director Plan. Such Form 5 for the one-month transitional fiscal year ended January 31, 1999 was required to be filed on March 15, 1999 and was filed on March 16, 2000, with the exception of Mr. Ray Stata, who reported the transaction on a Form 4 filed in July, 1999 and Mr. JP Barger who will file the form as soon as practicable. Mr. Jonathan P. Levitt, an officer of the Company, did not timely file an Initial Statement of Beneficial Ownership of Securities on Form 3. Such Form 3 was required to be filed on March 11, 1999 and was filed on June 2, 1999.

                            EXECUTIVE COMPENSATION

Report of Compensation Committee on Executive Compensation

  The Company's executive compensation program is determined by the Compensation Committee of the Board of Directors, which is composed of non-employee directors. The Compensation Committee approves the compensation plans for the executive officers of the Company and oversees the general compensation policy of the Company. On February 14, 2000, the Compensation Committee adopted a charter which sets forth in detail the responsibilities of the Committee. The Compensation Committee has furnished the following report.

  The goals of the Company's executive compensation program are to attract, motivate and retain talented senior management by providing compensation at competitive levels based on the long-term performance of the Company. The Company's executive compensation program includes base salary, annual cash incentive compensation and long-term equity incentives, primarily awards of stock options and secondarily awards of restricted stock under the Company's incentive compensation plans. The Company's philosophy is that short-term cash bonus compensation should be primarily tied to the Company's annual financial performance. The Company's executive compensation program is weighted toward long-term equity incentives for the Company's executive officers, including its Chief Executive Officer.

  Base salaries are based on median salaries for similar positions for comparable companies in the computer software industry, as recommended by an independent compensation consultant. In general, base salaries are designed to be at or slightly below the comparable-company median, based upon the Compensation Committee's assessment of the relative importance and responsibilities of the position and, in all cases except Mr. Jaeger's, upon Mr. Jaeger's recommendation. During fiscal year 2000, the Compensation Committee approved increases of 7.2 percent to 12.5 percent in the base salaries of executive officers of the Company. Such increases were effective as of April 1, 1999. The Compensation Committee has decided that, for fiscal year 2001, no increases in the base salaries of executive officers shall be immediately implemented; rather, increases shall be made retroactively following conclusion of the Company's 2001 fiscal year only if the Company has achieved its annual financial and operational goals for such fiscal year.

  The Company entered into an Employment Agreement with its then current Chief Executive Officer, Stephen O. Jaeger, effective April 1, 1999 (see "Employment Agreements" below). In reviewing Mr. Jaeger's base salary for fiscal year 2000, the Compensation Committee reviewed information regarding the salaries of chief executive officers at the comparable companies described above, and Mr. Jaeger's expected responsibilities at the Company. After review of these factors, the Compensation Committee determined to set Mr. Jaeger's base salary at $260,000 per year.

  On April 16, August 24 and September 15, 1999, the Compensation Committee awarded options to purchase shares of Common Stock at $5.875, $5.50 and $8.375 per share, respectively, vesting in 33.3% annual increments beginning on the first anniversary of the date of grant to the following executive officers:
Paul Anderson--40,000 shares on April 16, 1999; Bruce G. Hill--25,000 shares on April 16, 1999; 20,000 shares on August 24, 1999 and 15,000 shares on September 15, 1999; Jonathan P. Levitt--20,000 shares on April 16, 1999; and 30,000 shares on August 24, 1999; Kirby A. Mansfield--100,000 shares on April 16, 1999 and 50,000 shares on September 15, 1999; Patricia Michaels--15,000 shares on April 16, 1999; 10,000 shares on August 24, 1999; and 10,000 shares on September 15, 1999; Scott D. Norder--40,000 shares on April 16, 1999 and 40,000 on September 15, 1999; Elaine Ouellette--25,000 shares on April 16, 1999; 5,000 shares on August 24, 1999 and 10,000 shares on September 15, 1999; and James Ringrose--40,000 shares on April 16, 1999 and 40,000 shares on August 24, 1999. On August 2, 1999, the Compensation Committee awarded options to purchase shares of Common Stock at $5.75 per shares, vesting in 33.3% annual increments beginning on the first anniversary of the date of grant, to Robert Dudley. The Compensation Committee believes that the Company's policy toward equity grants to executive officers should reflect the Company's performance in relation to the comparable companies considered by the Compensation Committee.

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to publicly held companies for compensation in excess of $1,000,000 paid to the chief executive officer and the four other most highly compensated executive officers. Compensation based on performance is not subject to this deduction limit, if certain requirements are met. Based on the compensation awarded to Mr. Jaeger and the other executive officers of the Company, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term. While the Compensation Committee does not currently intend to qualify its annual cash incentive awards as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.

                                          Joseph A. Baute, Chairman
                                          Edward Terino, Member

Stock Performance Graph

  The line graph below compares the percentage change in cumulative total stockholder return on the Common Stock assuming an investment of $100 on March 1, 1994, the date on which the Common Stock was first publicly traded, with the total cumulative return of the Total Return Index for the Nasdaq Stock Market (US) and the Nasdaq Computer & Data Processing Services Stock Index for the period from January 1, 1994 to January 31, 2000. The Common Stock was sold in its initial public offering at a price of $7.50, and the closing price of the Common Stock on the Nasdaq National Market on January 31, 2000 was $38.375.
                       [PERFORMANCE GRAPH APPEARS HERE]

                        12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  1/31/99  1/31/00
                        --------  --------  --------  --------  --------  -------  -------
INSO CORPORATION         100.00    241.99    226.33     65.84    142.35    142.35   218.51
NASDAQ DATA &
 PROCESSING INDEX        100.00    152.28    187.94    230.88    411.99    498.35   799.11
NASDAQ NATIONAL
 MARKET INDEX            100.00    129.71    161.18    197.16    278.08    317.84   475.46

Summary Compensation Table

  The following table sets forth information with respect to the compensation, for the last three fiscal years, of (i) each individual who served as Chief Executive Officer of the Company during the fiscal year ended January 31, 2000, (ii) each of the four most highly compensated executive officers of the Company (other than the Chief Executive Officer) who were serving as executive officers on January 31, 2000, and (iii) two former executive officers, employed by the Company during the last fiscal year, but who were not serving as executive officers on January 31, 2000 (collectively, the "Named Executive Officers").

                                                          Long-Term
                                                         Compensation
                                  Annual Compensation       Awards
                                  ---------------------- ------------
                                                          Securities    All other
    Name and Principal     Fiscal                         Underlying   Compensation
 Position in Fiscal 2000    Year  Salary ($)   Bonus ($) Options (#)      ($)(1)
 -----------------------   ------ ----------   --------- ------------  ------------
 Stephen O. Jaeger.......   2000   217,000(3)      --      100,000          --
  Chief Executive
   Officer(2)               1998       --          --        5,000          --
                            1997       --          --        5,000          --

 Steven R. Vana-Paxhia...   2000   258,000         --          --         2,792
  President and Chief
   Executive Officer(5)     1998   263,077         --       60,000        6,700
                            1997   232,502         --      138,000(4)     6,365

 Kirby A. Mansfield......   2000   230,076         --      150,000        6,139
  President and Chief
   Operating Officer(6)     1998   184,231      25,000      40,000        6,700
                            1997   165,002         --       92,000(4)     6,552

 Paul Anderson...........   2000   191,778      98,000      40,000          140
  President, Product Data
   Management Division(7)   1998    28,461      40,000      60,000          --
                            1997       n/a         n/a         n/a          n/a

 Jonathan P. Levitt......   2000   133,346      45,875      50,000        6,335
  Vice President, General
   Counsel and Secretary    1998    98,615       9,200       5,000        2,880
                            1997    42,667         --        7,500          --

 Scott D. Norder.........   2000   176,692         --       80,000        6,668
  President, Information
   Exchange Division        1998   158,750      25,000      25,000        6,581
                            1997   128,126      59,239      92,000(8)     5,772

 James Ringrose..........   2000   172,557      75,000      80,000          --
  President, eBusiness
   Technologies
   Division(9)              1998   108,365         --       20,000          --
                            1997       n/a         n/a         n/a          n/a

--------
(1)  Represents matching contributions by the Company to the Company's 401(k)
     Plan.

(2)  Mr. Jaeger resigned as Chief Executive Officer as of April 11, 2000.

(3) Mr. Jaeger received $20,500 for Board service during 1999 prior to being appointed Chief Executive Officer on March 25, 1999, which amount is not included in the table above.

(4) Granted as a result of an option repricing program under which previously granted options were exchanged for such options on a four-for-five basis ("1997 Option Repricing").

(5) Mr. Vana-Paxhia resigned as President and Chief Executive Officer and director of the Company as of March 25, 1999.

(6) Mr. Mansfield resigned as President and Chief Operating Officer and director of the Company as of April 11, 2000.

(7) Mr. Anderson resigned as President, Product Data Management Division of the Company as of January 5, 2000.

(8) Of such option grants, on November 6, 1997 options to purchase 20,000 shares were granted to Mr. Norder, and options to purchase 72,000 shares were granted to Mr. Norder as a result of the 1997 Option Repricing.

(9) Mr. Ringrose was appointed President and Chief Executive Officer of the Company as of April 11, 2000.

Stock Option Grants

  The following table shows information with respect to stock options granted to the Named Executive Officers during the year ended January 31, 2000. The Company granted no stock appreciation rights ("SARs") during fiscal year 2000.


                       Option Grants in Last Fiscal Year

                                                                                 Potential
                                                                             Realizable Value
                                                                             at Assumed Annual
                                                                              Rates of Stock
                                                                                   Price
                                                                             Appreciation for
                                                Individual Grants             Option Term(1)
                         Number of    -------------------------------------- -----------------
                         Securities     % of Total
                         Underlying   Options Granted Exercise or
                          Options     to Employees in Base Price  Expiration
Name                      Granted       Fiscal Year    ($/share)     Date    5% ($)   10% ($)
----                     ----------   --------------- ----------- ---------- ------- ---------
Stephen O. Jaeger.......  100,000(2)        2.8%        $ 6.75      5/6/09   424,504 1,075,776

Steven R. Vana-Paxhia...      n/a           n/a            n/a         n/a       n/a       n/a

Kirby A. Mansfield......  100,000(3)        2.8%        $5.875     4/16/09   369,476   936,324
                           50,000(3)        1.4%        $8.375     9/15/09   263,350   667,324

Paul Anderson...........   40,000(3)       1.14%        $5.875     4/16/09   147,790   374,529

Jonathan P. Levitt......   20,000(3)        .57%        $5.875     4/16/09    73,895   187,265
                           30,000(3)        .86%        $ 5.50     8/24/09   103,768   262,968

Scott D. Norder.........   40,000(3)       1.14%        $5.875     4/16/09   147,790   374,529
                           40,000(3)       1.14%        $8.375     9/15/09   210,800   534,000

James Ringrose..........   40,000(3)       1.14%        $5.875     4/16/09   147,790   374,529
                           40,000(3)       1.14%        $ 5.50     8/24/09   138,357   350,623

--------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the dates the respective options were granted to their expiration dates.

(2) Option vests as follows: Under Mr. Jaeger's original agreement, 33.3% on the earlier of (i) January 31, 2000 and (ii) date of Optionee's termination as CEO; 33.3% on the earlier of (i) 3/31/01 and (ii) the date of the Optionee's termination as CEO; and 33.3% on the earlier of (i) 3/31/02 and (ii) the date of the Optionee's termination as CEO. Pursuant to the amendment of Mr. Jaeger's agreement, the final 33.3% of the options will vest on the earlier of 1/31/02 and 2) the date of the Mr. Jaeger's termination as Chairman of the Board.

(3) Option vests as follows: 33.3% on each of the first, second, and third anniversaries of the date of grant.

Aggregated Option Exercises and Year-End Option Table

  The following table shows information with respect to options exercised during fiscal 2000 and held as of January 31, 2000 by the Named Executive Officers. No SARs were held or exercised during fiscal year 2000.

                                                        Number of Securities          Value of Unexercised
                            Shares                     Underlying Unexercised             In-the-Money
                         Acquired on      Value         Options at FY-End (#)        Options at FY-End ($)
Name                     Exercise (#) Realized($)(1) (Exercisable/Unexercisable) (Exercisable/Unexercisable)(2)
----                     ------------ -------------- --------------------------- ------------------------------
Stephen O. Jaeger.......       n/a           n/a            41,250/103,750              920,937/3,236,000

Steven R. Vana-Paxhia...    10,000       236,250           165,525/ 96,001            4,229,929/2,248,479
                            18,000       396,000

Kirby A. Mansfield......       n/a           n/a           134,145/214,001            3,038,866/6,249,020

Paul Anderson...........    15,000       141,562                 0/      0                    0/        0
                            13,333       393,323

Jonathan P. Levitt......     1,875        39,140             1,250/ 59,375               33,593/1,896,640

Scott D. Norder.........       n/a           n/a            57,249/139,751            1,199,825/3,888,080

James Ringrose..........       n/a           n/a             5,000/ 95,000              127,187/2,996,562

--------
(1) Value based on the closing price per share of the Common Stock on the date of exercise, less the exercise price.

(2) Value based on the closing sales price per share ($38.375) of the Common Stock on January 31, 2000, less the exercise price.

Employment Agreements

  Effective April 1, 1999, the Company entered into an Employment Agreement with its then-Chief Executive Officer, Stephen O. Jaeger. The agreement provided for an annual base salary of $260,000, a target bonus equal to 60% of base salary based upon achievement by the Company of certain financial objectives and options to purchase 100,000 shares of Common Stock at $6.75 per share vesting in three equal annual installments beginning on the anniversary of the grant date. Under the agreement, if Mr. Jaeger were terminated other than for cause, he would receive six months of base salary, a bonus equal to the greater of $100,000 or his pro-rated annual target bonus for the applicable fiscal year and the ability to participate in the Company's benefit plans for twelve months. If Mr. Jaeger were terminated other than for cause, but remained Chairman of the Board or continued to serve in a similar strategic role, the agreement provided for an annual base salary of $120,000, continued participation in Company benefit plans, plus annual grants of non-qualified stock options to purchase 10,000 shares of Common Stock at then-market price. Were he terminated for cause, Mr. Jaeger would not be entitled to any severance payment should his employment be terminated for cause.

  Mr. Jaeger's employment agreement was amended effective April 13, 2000 to provide that, notwithstanding his resignation as Chief Executive Officer effective April 11, 2000, unless the Company's Board of Directors shall otherwise determine, Mr. Jaeger's annual base salary remains $260,000 until such time as the Company divests itself of its Information Exchange business. Upon that divestiture, Mr. Jaeger's annual base salary would be reduced to $120,000. Under the amended agreement, Mr. Jaeger received options (of which 4,939 are incentive stock options and 28,395 are non-qualified stock options) to purchase 33,334 shares of Common Stock with an exercise price of $6.75 per share. The options vest on the earlier to occur of March 31, 2002, and the date of the Company's termination of Mr. Jaeger's service as Chairman of the Board of the Company other than for cause, so long as such date is between April 1, 2001 and March 30, 2002.

  The Company also entered into an agreement with Mr. Jaeger, effective February 15, 2000, pursuant to which Mr. Jaeger would be paid a one-time transaction bonus of $150,000 upon consummation of a transaction in which a change of control of the Company occurs, provided that Mr. Jaeger is employed as either the

Chairman or Chief Executive Officer at the time of the execution of a definitive agreement of a transaction which will result in a change of control of the Company. For purposes of his agreement, a "change of control" means:
(1) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other legal entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person other than a person holding more than 50% of the combined voting power of the Company's then outstanding securities immediately prior to such recapitalization, acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (2) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. The Agreement was subsequently amended effective April 13, 2000 to provide for payment of the transaction bonus to Mr. Jaeger upon the earlier to occur of (a) a change of control of the Company; and (b) the sale by the Company of its Information Exchange business.

Retention Agreements

  The Company has entered into Management Retention Agreements (the "Retention Agreements") with Messrs. Ringrose, Mansfield, Norder and Levitt. The Company has also entered into Retention Agreements with Bruce Hill, Robert Dudley and Elaine Ouellette. The Retention Agreements expire on December 31, 2000 and will automatically renew for additional one-year terms unless the Company or the executive gives written notice of termination not less than one month prior to the original expiration date or the expiration date of any subsequent renewal term. The Retention Agreements provide that if a change in control in the Company occurs, and, within 36 months thereafter the executive's employment is terminated by the Company (other than for cause or by reason of his or her death or disability) or by the executive for Good Reason (as defined in the Retention Agreements), the executive is entitled to receive (i) a lump-sum payment equal to (a) three times the higher of the executive's annual base salary at the time of the change in control or at the time of termination plus (b) one and one half times the higher of the executive's annual target incentive bonus in the year the change in control occurs or in the year of termination and (ii) continuation of insurance benefits for a period of 24 months following the change in control. In addition, options to purchase shares of Common Stock granted and restricted stock awarded under the 1993 Stock Incentive Plan and the 1996 Stock Incentive Plan would vest immediately. For purposes of the Retention Agreements "change in control" means that (i) a person other than the Company or Houghton Mifflin (unless a change in control of Houghton Mifflin shall have occurred) becomes (other than as the result of the acquisition of such securities directly from the Company) the beneficial owner of 33 1/3% or more of the combined voting power of the Company, (ii) over any two-year period the members of the Board of Directors at the beginning of such period, and any director nominated or approved by at least two-thirds of such members, cease to constitute a majority of the Board,
(iii) the stockholders of the Company approve a merger or consolidation, other than a merger or consolidation (a) in which the voting securities of the Company prior to the transaction represent more than 50% of the voting securities of the surviving entity or (b) effected to implement a recapitalization of the Company in which no person (other than a person holding more than 50% of the Company's then outstanding securities immediately prior to such recapitalization) acquires more than 50% of the voting securities of the Company or (iv) the stockholders of the Company approve a plan of liquidation or a sale of substantially all of the Company's assets.

  To the extent that payments or other benefits to an executive pursuant to the Retention Agreements (together with any other payments or benefits, stock awards received by the executive in connection with a change in control) would result in triggering the provisions of the Sections 280G and 4999 of the Code, the Retention Agreements provide for the payment of an additional amount such that the executive receives, net of excise taxes, the amount he or she would have been entitled to receive in the absence of the excise tax provided in
Section 4999 of the Code.

Separation/Severance Agreements

  The Company entered into a Separation Agreement and Release dated September 28, 1999, with Steven R. Vana-Paxhia ("Separation Agreement"), who resigned as an officer of the Company effective April 1, 1999. Under the Separation Agreement, in exchange for performing any special assignments reasonably requested by the Chief Executive Officer or the Chief Operating Officer, the Company agreed to pay Mr. Vana-Paxhia at the annualized rate of $258,000--his base salary in effect on April 1, 1999--for the period April 1, 1999 through April 1, 2001, less applicable tax withholding obligations. The Separation Agreement also provides for continued participation in the Company's benefit plans and 401(k) plan (including employer match) until April 1, 2001. In addition, Mr. Vana-Paxhia's previously granted, but unexercised, stock options and restricted shares continue to vest until April 1, 2001.

  The Company entered into an Agreement and Release dated January 14, 2000, with Paul R. Anderson ("Severance Agreement"), whose employment by the Company was terminated effective January 5, 2000, with the sale of Sherpa Systems Corporation, a division of the Company, to Structural Dynamics Research Corporation ("SDRC"). Under the Severance Agreement, in order to resolve and compromise all issues and claims relating to Mr. Anderson's employment and termination, the Company agreed to pay to Mr. Anderson $294,000 ("Severance Payment")--equal to his base salary for eighteen (18) months--less applicable tax withholding obligations, in bi-weekly installments beginning with the first payroll period after January 5, 2000 and continuing until July 4, 2001. The Company agreed to continue Mr. Anderson's coverage under its medical, dental and vision care programs until the end of July 2001. In addition, the Company agreed to pay to Mr. Anderson a transaction bonus of $98,000, less applicable withholding obligations, in consideration of his assistance in the disposition of Sherpa Systems Corporation. Also pursuant to the Severance Agreement, Mr. Anderson's stock options that remained unvested as of January 5, 2000, and would have vested within in one year of that date, will vest on January 5, 2000. If Mr. Anderson is re-employed by the Company or employed by SDRC in the same or a substantially equivalent position on or before July 4, 2001, the Company's obligations to make the Severance Payment, pay the transaction bonus, and continue benefits coverage will cease, provided that the total monies payable to Mr. Anderson under the Severance Agreement will be not less than the gross amount of $200,000, less applicable taxes and deductions.

                   AMENDMENT OF THE 1993 STOCK PURCHASE PLAN
Description of the 1993 Stock Purchase Plan

  In December 1993, the Board of Directors adopted the Company's 1993 Stock Purchase Plan (the "1993 Purchase Plan"), which was, in turn, approved by stockholders on August 4, 1994. Under the 1993 Purchase Plan, the Board of Directors may authorize participation by eligible employees, including officers, numbering approximately 300 individuals, in periodic offerings. Offerings begin on June 1 and December 1 of each year (or the first business day thereafter) and conclude on November 30 and May 31, respectively.

  During each offering, the maximum number of shares which may be purchased by a participating employee will be determined on the first day of the offering period pursuant to a formula under which an amount equal to 15% of the employee's projected base pay for the offering period is divided by 85% of the market value of a share of Common Stock on the first day of the offering period. An employee may elect to purchase shares under the 1993 Purchase Plan either through payroll deduction or through direct payment in cash or by certified check. During each offering period, the price at which the employee may purchase the Common Stock is 85% of the last reported sale price of the Common Stock on the Nasdaq National Market on the date that the offering period commences or the date of purchase, whichever is lower. On December 1, 1999, the last sales price of the Common Stock on the Nasdaq National Market was $24.00 per share.

  The 1993 Purchase Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). All employees who are customarily employed by the Company or a subsidiary of the Company designated by the Committee for more than 20 hours per week for at least five months per calendar year and are employed by the Company on the first day of the applicable offering period are eligible to participate in the 1993 Purchase Plan. No employee may purchase shares pursuant to the 1993 Purchase Plan if after such purchase such employee would own 5% or more of the total combined voting power or value of the stock of the Company.

  In the event of a merger, reorganization, consolidation, or liquidation involving the Company, the Committee has discretion to provide that each right to purchase Common Stock will be assumed or an equivalent right substituted by the successor corporation, or the Committee may shorten the offering period and provide for all sums collected to be applied to purchase stock immediately prior to such merger or other transaction. The Board of Directors has authority to amend or terminate the 1993 Purchase Plan, subject to the limitation that no such action may adversely affect any outstanding rights to purchase Common Stock.

  The price at which shares of Common Stock may be purchased under the 1993 Purchase Plan in respect of the offering period commencing on December 1, 1999 and ending May 31, 2000 will not be greater than $20.40 (85% of last reported sale price of the Common Stock on the Nasdaq National Market on December 1,
1999).

  During the fiscal year ended January 31, 2000, the Named Executive Officers of the Company have purchased an aggregate of 6,374 shares of Common Stock. A total of 10,704 shares have been issued to the current executive officers of the Company as a group and a total of 184,323 shares have been issued to all other participants of the 1993 Purchase Plan during the fiscal year ended January 31, 2000.

Proposed Amendment to 1993 Purchase Plan

  On April 7, 2000, the Board of Directors voted to amend the 1993 Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock that are authorized for issuance under the 1993 Purchase Plan from 450,000 to 700,000 shares. The purpose of the 1993 Purchase Plan is to provide eligible employees of the Company with opportunities to purchase shares of Common Stock.

The Board of Directors believes that the proposed amendment to the 1993 Purchase Plan is in the best interests of the Company and its stockholders and recommends a vote FOR the approval of the proposed amendment to the 1993 Purchase Plan.

               AMENDMENT OF THE 1996 NON-EMPLOYEE DIRECTOR PLAN

  On March 7, 1996, the Board of Directors adopted, subject to stockholder approval, the 1996 Director Plan, which provides for the automatic grant of non-qualified stock options ("NQSOs") and awards of Unrestricted Stock to members of the Board of Directors who are not employees of the Company ("Non-employee Directors"). The 1996 Director Plan was approved by the stockholders on May 2, 1996. The 1996 Director Plan provides that up to 415,000 shares of Common Stock (subject to adjustment as provided in the 1996 Director Plan) may be issued pursuant to the 1996 Director Plan.

  The 1996 Director Plan currently provides that each Non-employee Director will be (i) granted an NQSO to purchase 20,000 shares of Common Stock at the fair market value on the date that such Non-employee Director first becomes a director of the Company, (ii) granted an NQSO to purchase 5,000 shares of Common Stock at the fair market value on the date of Corporation's annual meeting, and (iii) awarded 1,000 shares of Common Stock on January 27th of each year (or, if such day is not a business day, the next succeeding business day). As used in the 1996 Director Plan, "fair market value" means (i) the last reported sales price per share of the Common Stock on the Nasdaq National Market (or, if the Common Stock is traded on a national securities exchange, the reported closing sales price per share of Common Stock on such exchange) or if is no such price is reported, such price as reported on the nearest preceding day or (ii) if the Common Stock is not traded on the Nasdaq National Market or a national securities exchange, the fair market value as determined by the Board of Directors.

  For the fiscal year ended January 31, 2001, non-employee directors other than Mr. Jaeger will receive options to purchase an aggregate of 22,500 shares of Common Stock under the 1996 Director Plan, as amended with an exercise price equal to the fair market value of the Common Stock on the date of the annual meeting. NQSOs granted under the 1996 Director Plan vest in four equal annual installments beginning on the date of grant. NQSOs may be exercised either by payment of cash or by tendering shares of Common Stock already owned or by a combination of cash and Common Stock. NQSOs granted under the 1996 Director Plan are not transferable by the option holder except by will or by the laws of descent and distribution and are exercisable during the lifetime of the option holder only by him or her. No NQSO granted under the 1996 Director Plan is exercisable more than 10 years after the date of grant. Upon termination of an option holder's service as a director of the Company, each NQSO held by him or her may be exercised during the three-month period following such termination of service as to the vested portion of such NQSO as of the date of termination. If an option holder under the 1996 Director Plan dies or becomes disabled while he or she is serving as a director of the Company, the NQSO is exercisable for 180 days thereafter.

  The Board of Directors has the authority to adopt, amend and rescind the rules and regulations relating to the 1996 Director Plan and to interpret the provisions of the 1996 Director Plan. The Board of Directors may suspend or discontinue the 1996 Director Plan or amend it in any respect; provided, however, that without the approval of the stockholders, no amendment may change the number of shares of Common Stock subject to the 1996 Director Plan, change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the 1996 Director Plan, and the 1996 Director Plan may not be amended more than once in any six-month period.

  The 1996 Director Plan also provides that upon a change in control (as defined above under "Amendment of the 1993 Stock Incentive Plan"), all NQSOs under the 1996 Director Plan shall become exercisable in full, whether or not exercisable in accordance with their terms.

Federal Income Tax Consequences of the 1996 Non-employee Director Plan

  The following is a brief summary of certain United States federal income tax consequences under current federal income tax laws relating to awards of options under the 1996 Director Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

  A recipient will not be subject to tax upon the grant of an NQSO. Unless the recipient of the NQSO (referred to herein as the "Option Holder" or "Optionee") is an officer, director or a 10% holder subject to Rule 16b-3 of the Securities Exchange Act of 1934 (an "Insider"), an Option Holder will realize ordinary income in the year in which he exercises an NQSO in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction at such time, subject to the limitation imposed by
Section 162(m) of the Code. The holding period for the Common Stock will begin on the exercise date and the Option Holder's basis in the Common Stock will equal the sum of the exercise price and any income recognized upon exercise. Upon disposition of the Common Stock acquired upon exercise of an NQSO, any subsequent gain or loss will generally be treated as capital gain or loss to the Option Holder.

  Except as noted below, an Option Holder who is an Insider will generally not be taxed upon exercise, but, instead, will realize ordinary income in the year (the "Insider Vesting Year") that includes the date the Insider would no longer be subject to liability under Rule 16b-3 were such Insider to sell the Common Stock at a profit (the "Insider Vesting Date"). On the Insider Vesting Date, an Insider will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the Insider Vesting Date over the exercise price, and the Company will be entitled to deduct such amount in the year that includes the Insider Vesting Date. An Insider's holding period for capital gain purposes will commence on the Insider Vesting Date. An Insider may, however, elect pursuant to Section 83(b) of the Code to be taxed as if he or she were not subject to Rule 16b-3 and, hence, the tax results to both the Insider and the Company will be in accordance with the rules described in the immediately preceding paragraph.

  If an Option Holder pays the exercise price of an NQSO, in full or in part, with shares of previously acquired Common Stock, this should not affect the tax treatment of the exercise. Upon such exchange, and except as otherwise described herein, no gain or loss is recognized upon the delivery of the previously acquired shares of Common Stock to the Company, and the shares of Common Stock received by the Optionee, equal in number to the previously acquired shares of Common Stock exchanged therefore, will have the same basis for gain or loss purposes as the previously acquired shares of Common Stock. Shares of Common Stock received by the Optionee in excess of the number of previously acquired shares of Common Stock will have a basis equal to the fair market value of such additional shares of Common Stock as of the date ordinary income is recognized by the Option Holder.

Proposed Amendment to 1996 Director Plan

  On April 7, 2000, the Board of Directors voted to amend the 1996 Director Plan, retroactive to February 1, 2000, subject to shareholder approval, to (a) reduce the initial option grant to new directors to 7,500, but to have such initial grant vest immediately, (b) increase the number of options to be granted annually (the "Annual Option Grant") to non-employee directors to 7,500 and to have such options vest immediately, (c) set the date of January 27 as the date upon which the Annual Option Grant will be made, and (d) eliminate the annual stock award of 1,000 shares of Common Stock in its entirety.

  The Board of Directors believes that the proposed amendment to the 1996 Director Plan is in the best interests of the Company and its stockholders and recommends a vote FOR the approval of the proposed amendment to the 1996 Director Plan.

           RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE
                      INDEPENDENT AUDITORS OF THE COMPANY

  The Board of Directors has selected the firm of Ernst & Young LLP, independent public accountants, to serve as independent auditors of the Company for the fiscal year ending January 31, 2001. Ernst & Young LLP has served as the Company's independent auditors since the Company's inception. It is expected that a member of the firm will be present at the Meeting with the opportunity to make a statement, if so desired, and will be available to respond to appropriate questions. Although approval of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board of Directors will reconsider this selection.

  The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as the independent auditors of the Company.

        PROPOSALS OF STOCKHOLDERS FOR CONSIDERATION AT THE 2001 ANNUAL
                            MEETING OF STOCKHOLDERS

  Pursuant to the rules of the Exchange Act, a stockholder owning of record or being the beneficial owner of at least the lesser of one percent or $2,000 in market value of the Common Stock may present a proposal to be voted on at the Company's Annual Meeting of Stockholders in 2001; provided such proposal meets all legal requirements and is received at the Company's executive offices at 299 Promenade Street, Providence, Rhode Island no later than January 6, 2001, it will be included in the proxy statement and proxy card relating to such meeting.

  Stockholders wishing to present business for action (other than proposals included in the Board of Directors' proxy statement as set forth in the preceding paragraph) or to nominate candidates for election as directors at a meeting of the Company's stockholders, must do so in accordance with the Company's By-laws. The By-laws provide that, in order to be presented at the 2001 Annual Meeting, such stockholder proposals or nominations may be made only by a stockholder of record who shall have given notice of the proposed business or nomination to the Company not less than 75 days nor more than 120 days prior to the anniversary date of this year's Annual Meeting, or, if the 2001 Annual Meeting is called for a date more than seven days prior to such anniversary date, not later than the 20th day (or, if not a business day, the next succeeding business day) following the first date on which the date of the 2001 Annual Meeting is publicly disclosed, or, if such public disclosure occurs more than 75 days prior to such scheduled date, then the later of the 20th day (or, if not a business day, the next succeeding business day) following the first date of public disclosure or the 75th day prior to such scheduled date (or, if not a business day, the next succeeding business day). The notice must also contain, among other things, background information concerning the stockholder making the proposal or nomination, the stockholder's ownership of the Company's capital stock and, in the case of nominations, background and stock ownership information with respect to each nominee.

                                          By Order of the Board of Directors,

                                          /s/ Jonathan P. Levitt
                                          Jonathan P. Levitt
                                          Secretary

                                          April 28, 2000

  The Board of Directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated.

                               INSO CORPORATION

              AMENDED AND RESTATED 1996 NON-EMPLOYEE DIRECTOR PLAN (As proposed to the Company's Stockholder on June 1, 2000)


     1.  Purpose

         The purpose of this 1996 Non-Employee Director Plan (the "Plan") of INSO Corporation, a Delaware corporation (the "Company"), is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

     2.  Administration

         The Board of Directors shall supervise and administer the Plan. Grants of stock options and awards under the Plan and the amount and nature of the options and awards to be granted shall be automatic in accordance with Section
5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan.

     3.  Participation in the Plan

         Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

     4.  Stock Subject to the Plan

         (a) The maximum number of shares which may be issued under the Plan shall be 415,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock").

         (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

         (c) All options granted under the Plan shall be nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time (the "Code").

     5.  Terms, Conditions and Form of Options

         (a) Option Grants. Options will be granted in accordance with the following:

             (i) Initial Grants. An option for 7,500 shares of Common Stock shall automatically be granted to each non-employee director of the Company elected to the Board of Directors after the Company's Annual Meeting of Shareholders held in June 2000, such option to be granted upon his or her initial election to the Board of Directors. Each such option shall be fully vested on the date of grant.

             (ii) Annual Grants. An option for 7,500 shares shall automatically be granted on January 27 of each year to each non-employee director of the Company, provided that he or she was elected to serve as a director of the Company at least three months prior to the date of such meeting. Each such option shall be fully vested on the date of grant.

         (b) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall be equal to the Fair Market Value per share of Common Stock on the date of grant. "Fair Market Value" shall be (i) the last reported sales price per share of the Company's Common Stock on the Nasdaq National Market (or, if the Common Stock is traded on a national securities exchange, the reported closing sales price per share of the Common Stock on such exchange) or if no such price is reported, such price as reported on the nearest preceding day or (ii) if the Common Stock is not traded on the Nasdaq National Market or a national securities exchange, the fair market value per share as determined by the Board of Directors.

         (c) Options Non-Transferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him or her. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

         (d) Termination. Upon termination of an optionee's service as a director of the Company, each option held by him or her may be exercised during the three month period following such termination of service, as to the vested portion of such option as of the date of termination, provided that (i) no option may be exercised more than ten (10) years after the date of grant, and
(ii) in the event an optionee ceases to serve as a director due to his death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provision), each option may be exercised, within the period of 180 days following the date the optionee ceases to serve as a director, by the optionee or by the person to whom the option is transferred by will, by the laws of descent and distribution, or by written notice, as to the total number of shares subject to such option, whether or not then vested.

         (e) Exercise Procedure. Options may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash of the full consideration for the shares as to which they are exercised or
(ii) an irrevocable undertaking, in form and substance satisfactory to the Company, by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions, in form and substance satisfactory to the Company, to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

         (f) Exercise by Representative Following Death of Director. An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the director's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

         (g) Form of Agreement. Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions of this Plan.

     6.  Assignments

         The rights and benefits of participants under the Plan may not be assigned, whether voluntarily or by operation of law, except as provided in
Section 5(f).

     7.  Effective Date

         The Plan shall become effective immediately upon its adoption by the Board of Directors, but all grants of options shall be conditional upon the approval of the Plan by the stockholders of the Company within 12 months after adoption of the Plan by the Board of Directors.

     8.  Limitation of Rights

         (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the optionee as a director for any period of time.

         (b) No Stockholders' Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her options until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 9) for which the record date is prior to the date such certificate is issued.

     9. Changes in Common Stock. If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and
(iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

     10.  Change in Control.

          (a) Upon the occurrence of a Change in Control, all options outstanding under the Plan immediately prior to the effective date of such Change in Control shall become automatically exercisable in full.

          (b) A "Change in Control" shall be deemed to have occurred only upon the occurrence of any of the following events:

     (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company or an Exempt Person) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 33 1/3% or more of the combined voting power of the Company's then outstanding securities (other than as a result of the acquisition of such securities directly from the Company);

     (ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board"), and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii) or (iv) of this Subsection) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

     (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as hereinabove defined), other than a person holding more than 50% of the combined voting power of the Company's then outstanding securities immediately prior to such recapitalization, acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

     (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (c) "Exempt Person" means Houghton Mifflin Company ("HMC"), provided that HMC shall cease to be an Exempt Person if and when, following a Change in Control (as defined above but substituting "Houghton Mifflin Company" for the "Company" as used therein) of HMC, HMC, directly or indirectly, acquires beneficial ownership of any additional shares of the Company's capital stock.


     11.  Amendment of the Plan

          The Board of Directors may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 10), or materially increase the benefits accruing to participants under the Plan. The provisions of Sections 5(a)(i) and 5(a)(ii) of the Plan may not be amended more than once in any six-month period.

     12.  Notice

          Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

     13.  Governing Law

          The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.



Adopted by the Board of Directors
on April 7, 2000.

Approved by the stockholders
on ______________, 2000.

                         INFOSOFT INTERNATIONAL, INC.
                           1993 Stock Purchase Plan

               The purpose of this Plan is to provide eligible employees of InfoSoft International, Inc. (the "Company") with opportunities to purchase shares of the Company's common stock, $0.01 par value (the "Common Stock"). One hundred thousand (100,000) shares of Common Stock in the aggregate have been approved for this purpose.

               1. Administration. The Plan shall be administered by the Company's Board of Directors or by a Committee appointed by the Board of Directors (the "Committee"). The Board of Directors or the Committee has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive.

               2. Eligibility. All employees of the Company, including Directors who are employees, are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

          (a) they are regularly employed by the Company or a subsidiary of the Company designated by the Committee (a "Designated
Subsidiary") more than 20 hours a week for at least five months per calendar year; and

          (b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

               Participation in the Plan will be neither permitted nor denied contrary to the requirements of the Internal Revenue Code of 1986, as amended(the "Code"). No employee may purchase shares pursuant to the Plan if such employee, immediately after such purchase, owns 5% or more of the total combined voting power or value of the stock of the Company.

               3. Offerings. The Company will make one or more offerings("Offerings") to employees to purchase Common Stock under this Plan. The initial Offering will begin on the effective date of the Company's initial public offering and end on the following June 30 (the "Initial Offering"). All subsequent Offerings shall begin on each January 1 or July 1, or the first business day thereafter. The first day of each Offering shall be known as the "Offering Date". Except for the Initial Offering, each Offering Date will begin a six-month period (a "Plan Period").


               4. Participation. An employee eligible on the Offering Date of any Offering may participate in such Offering by completing and forwarding an enrollment form to the employee's appropriate payroll location. The form will(a) state the amount to be deducted from his Compensation per pay period,
(b)authorize the purchase of Common Stock for him in each Offering in accordance with the terms of the Plan and

(c) specify the exact name or names in which shares of Common Stock purchased for him are to be issued pursuant to Section 10 hereof. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same dollar amount for future Offerings under the Plan as long as the Plan remains in effect.

               5. Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of $6.00 for each weekly pay period or $25.00 for each monthly pay period up to a maximum of 15% of such employee's Compensation for each such pay period. The Company shall maintain book accounts showing the amount of payroll deductions made by each eligible employee for each Plan Period.

               6. Deduction Changes. An employee may not increase or decrease his or her payroll deduction during any Plan Period, but may increase or decrease his or her payroll deduction with respect to the next Plan Period by filing a new payroll deduction authorization form in advance of the next Offering Date.

               7. Interest. No interest will be paid on employee accounts; however, the Board of Directors or its Committee may, in its sole discretion, elect to credit employee accounts with interest at such per annum rate as the Board of Directors or the Committee may from time to time determine.

               8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period, and for any reason, permanently withdraw the entire balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board of Directors or the Committee.

               9. Purchase of Shares. On each Offering Date of a Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares equal in value to 15% of such employee's projected Compensation for the Plan Period divided by, with respect to the Initial Offering, 85% of the offering price to the public of the Common Stock on the date of the initial public offering of the Common Stock, or, with respect to each Offering other than the Initial Offering, 85% of the last reported sale price of the Common Stock on the Nasdaq National Market (the "National Market") on the Offering Date.

               With respect to the Initial Offering, the purchase price for each share purchased under the Plan will be 85% of the offering price to the public of the Common Stock on the date of the initial public offering of the Common Stock, or 85% of the last reported sale price of the Common Stock on the National Market on the Exercise

Date, whichever price shall be less, rounded up to avoid fractions other than 1/4, 1/2 and 3/4. With respect to each Offering other than the Initial Offering, the purchase price for each share purchased under the Plan will be 85% of the last reported sale price of the Common Stock on the National Market on the Offering Date or the Exercise Date, whichever last reported sale price shall be less, rounded up to avoid fractions other than 1/4, 1/2 and 3/4. The purchase price determined by reference to either of the two preceding sentences shall be referred to herein as the "Option Price".

               No employee may be granted an Option permitting rights to purchase Common Stock under this Plan and rights under any other stock purchase plan of the Company to accrue at a rate which in the aggregate exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Date of the Plan Period) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

               Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised such employee's Option at the Option Price on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for purposes of the Plan as such employee's accumulated payroll deductions on such date will pay for pursuant to the formula set forth above. Any balance remaining in an employee's account at the end of a Plan Period will be refunded to the employee promptly.

               10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, or in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

               11. Definitions. The phrase "last reported sale price" means the last reported sale price of the Common Stock on the Exchange on a given day or, if no sales of Common Stock were made on that day, the last reported sale price of the Common Stock on the next preceding day on which sales were made.

               The term "Compensation" means the amount of base pay reportable on the employee's Federal Income Tax Withholding Statement, excluding overtime, incentive or bonus awards, allowances and reimbursements for expenses such as relocation expenses or travel expenses, income or gains on the exercise of Company stock options, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement.

               12. Rights on Retirement Death, or Termination of Employment. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to the employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, to the employ1ee's designated beneficiary. If, prior to the last business day of the Plan Period, the Subsidiary by which an employee is employed shall cease to be a Designated Subsidiary of the Company, or if the employee is transferred to a Subsidiary of the Company that is not a Designated Subsidiary, it shall be deemed that the employee has terminated employment for the purposes of this Plan.

               13. Optionees not Stockholders. Neither the granting of an Option to an employee nor the deductions from an employee's pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to such employee.

               14. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

               15. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

               16. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board of Directors or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors or the Committee to give proper effect to such event.

               17. Amendment of the Plan. The Board of Directors may at any time and from time to time, amend this Plan in any respect, except that without approval by a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding Common Stock is, either in person or by proxy, present, no amendment shall be made (a) increasing or decreasing the number of shares approved for this Plan or (b) changing the class of employees eligible to receive Options under the Plan.

               18. Merger, Reorganization, etc. In the event of a merger, reorganization, consolidation, or liquidation involving the Company, the Committee has discretion to provide that all outstanding obligations of the Company under the Plan will be assumed or equivalent rights substituted by the successor corporation, or the Committee may shorten the offering period and provide for all sums collected to be applied to purchase stock immediately prior to such merger or other transaction.

               19. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board of Directors or the Committee shall allot, in such manner as it may determine, the shares then available.

               20. Termination of the Plan. This Plan may be terminated at any time by the Company's Board of Directors, subject to the limitation that no such action may adversely affect any outstanding rights to purchase Common Stock.

               21. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on the National Market and obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

               The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

               The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

               22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

               23. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

               24. Effective Date and Approval of Shareholders. The Plan shall take effect on the first day of the Company's initial public offering (the "Effective Date") subject to closing of the offering and approval by a majority of the votes cast at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding Common Stock is, either in person or by proxy, present, which approval must occur within twelve months of the adoption of the Plan by the Board of Directors.


                                AMENDMENT NO. 1
                                      TO
                           1993 STOCK PURCHASE PLAN
                                      OF
                               INSO CORPORATION


          The 1993 Stock Purchase Plan (the "Plan") of Inso Corporation, formerly known as InfoSoft International, Inc. is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

          The first paragraph of the Plan shall be deleted in its entirety and replaced with the following:

          "The purpose of this Plan is to provide eligible employees of Inso Corporation (the "Company") with opportunities to purchase shares of the Company's common stock, $0.01 par value (the "Common Stock").

Four hundred and fifty thousand (450,000) shares of Common Stock in the aggregate have been approved for this purpose."

The third sentence of Section 3 of the Plan shall be deleted in its entirety and replaced with the following:

          "Offerings on or before January 1, 1999 shall begin on each January 1 or July 1, or the first business day thereafter, subsequent offerings shall begin on each June 1 or December 1, or the first business day thereafter."

          Except as aforesaid, the Plan shall remain in full force and effect.


                                                       Adopted by the
                                                       Board of Directors



                                                       March 9, 1998

                                AMENDMENT NO. 2
                                      TO
                           1993 STOCK PURCHASE PLAN
                                      OF
                               INSO CORPORATION


          The 1993 Stock Purchase Plan (the "Plan") of Inso Corporation, formerly known as InfoSoft International, Inc. is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

          The first paragraph of the Plan shall be deleted in its entirety and replaced with the following:

          "The purpose of this Plan is to provide eligible employees of Inso Corporation (the "Company") with opportunities to purchase shares of the Company's common stock, $0.01 par value (the "Common Stock"). Seven hundred thousand (700,000) shares of Common Stock in the aggregate have been approved for this purpose."

          Except as aforesaid, the Plan shall remain in full force and effect.


                                                       Adopted by the
                                                       Board of Directors



                                                       April 7, 2000

                               INSO CORPORATION

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, June 1, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Inso Corporation



/X/ PLEASE MARK VOTES
 AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                               INSO CORPORATION
--------------------------------------------------------------------------------

Mark box at right if an address change or comment has been noted on
the reverse side of this card.                               / /


CONTROL NUMBER:
RECORD DATE SHARES:

1. To elect the following persons as Class I directors
   (except as marked below):

                                         For All   With-  For All
                                         Nominees  held   Except

                (01) Samuel H. Fuller     / /       / /    / /
                (02) Edward Terino       / /       / /    / /

NOTE: If you do not wish your shares voted "for" a particular nominee, mark the "For All Except" box and strike a line through the name of the nominee. Your shares will be voted for the remaining nominee.

                                                 For       Against    Abstain

2.  To approve an amendment to the Company's     / /           / /       / /
    1993 Stock Purchase Plan to increase
    the number of shares authorized for
    issuance under the plan to 700,000 shares.

3.  To approve and ratify amendments to          / /           / /       / /
    the Company's 1996 Non-employee
    Director Plan.

4.  To ratify the selection of Ernst & Young     / /          / /       / /
    LLP as the Company's independent auditors for the 2001 fiscal year.


In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.

Please be sure to sign and date this Proxy.          Date


Stockholder sign here                 Co-owner sign here

DETACH CARD                                                         DETACH CARD

                               INSO CORPORATION

    This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints James Ringrose, Christopher Burns and
Jonathan P. Levitt and each of them, as proxies, each with the power of substitution and resubstitution and hereby authorizes any of them to represent and to vote as designated below, all the shares of common stock, par value $.01 per share, of Inso Corporation (the "Company"), held of record by the undersigned on April 14, 2000 at the Annual Meeting of Stockholders to be held on June 1, 2000 at eBusiness Technologies, 299 Promenade Street, Providence, RI at 9:00 a.m. local time, or any postponement or adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSAL DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

     PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

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